 Exhibit 10.2

[Pursuant to Item 601(b)(2)(ii) of Regulation S-K, certain term to this exhibit have been omitted as they are both not material and of the type that the registrant treats as private or confidential. A copy of unredacted copy of the exhibit will be furnished supplementally to the SEC upon request.]

[Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and attachments to this exhibit have been omitted. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.]

SECOND SETTLEMENT AGREEMENT

This Second Settlement Agreement (the “Agreement”), dated as of May 3, 2024, is entered into by and between Northann Corp., a Nevada corporation (the “Company”), and Hongyu Wang (the “Investor”), and constitutes a full and final settlement between the Company and the Investor in respect of the outstanding rights and obligations of the Company and Investor pursuant to (i) that securities purchase agreement between the Company and the Investor dated May 12, 2022 (the “Securities Purchase Agreement”), (ii) that promissory note issued by the Company in favor of the Investor for a principal amount of US$500,000, dated May 16, 2022, and further amended pursuant to the amendment agreement entered by the parties on April 27, 2023 (the “Note”), (iii) that warrant for the Company’s shares issued by the Company in favor of the Investor dated May 16, 2022 (the “Warrant”), (iv) that settlement agreement between the Company and the Investor dated October 19, 2023 (“First Settlement Agreement”), and (v) all Other Transaction Documents (as defined below).

WHEREAS:

(A)

On May 16, 2022, pursuant to the Securities Purchase Agreement, the Company issued and sold to the Investor, through introduction by placement agent Univest Securities, LLC (“Univest”), and the Investor purchased from the Company, the Note in an aggregate principal amount of $500,000 and the Warrant to purchase 142,857 shares of common stock of the Company, on the terms and conditions set forth in the Securities Purchase Agreement. The Note was amended by the parties on April 27, 2023 (such amendment, the “Amendment Agreement”). On May 12, 2022, the parties also entered into a securities agreement, a patent security agreement, a trademark security agreement, and a registration rights agreement and all the subsidiaries of the Company also entered into a guaranty and a guarantors securities agreement with the Investor (“Other Transaction Documents,” and together with the Securities Purchase Agreement, the Note, the Warrant and the First Settlement Agreement, the “Transaction Documents”);

(B)	On May 27, 2022, the following UCC financing statements were filed on behalf of Messrs. Hongyu Wang and Sam Yan as secured parties (as listed below, collectively “UCC Financing Statements”):

Jurisdiction	Financing Statement Number	Debtor(s) identified
DE	[Redacted]	• Northann Building Solutions LLC • Dotfloor, Inc. • Northann, Corp. • Northann Distribution Center Inc
NV	[Redacted]	• Northann Building Solutions LLC • Dotfloor, Inc. • Northann, Corp. • Northann Distribution Center Inc
CA	[Redacted]	• Northann Building Solutions LLC • Dotfloor, Inc. • Northann, Corp. • Northann Distribution Center Inc

(C)

On October 19, 2023, the Company entered into the First Settlement Agreement with the Investor, for the settlement of the outstanding debt due by the Company to the Investor in respect of the Note, on the terms set forth therein;

(D)	On or around October 23, 2023, the Company paid $600,000 to the Investor in accordance with section 2(a) of the First Settlement Agreement;

(E)

On February 5, 2024, the Investor, through her law firm Sullivan & Worcester LLP, made certain demands (the “Demand Letter”) with respect to amounts owed and outstanding under the First Settlement Agreement to the Company, and on February 9, 2024, the Company responded to such demands (the “Response Letter”) through its law firm Loeb & Loeb LLP;

(F)

On April 8, 2024, the Investor filed a lawsuit in the Supreme Court of the State of New York County of New York seeking damages from the Company in connection with alleged breaches of the Transaction Documents and First Settlement Agreement, entitled [Redacted], No. [Redacted] (the “New York Action”); and

(G)

Subsequent to further negotiations between the Company and the Investor, both parties desire to finally and fully resolve the outstanding disputes concerning the Transaction Documents and First Settlement Agreement and discharge and release each other from all rights and obligations thereunder (“Outstanding R&Os”), pursuant to the terms of this Agreement.

AGREED TERMS

1.	Definitions and interpretation

Capitalized terms not otherwise defined herein shall have the meanings set forth in Transaction Documents.

2.	Settlement

The parties agree that upon completion of the requirements set forth in this section 2 (“Requirements”), each party shall fully and forever, irrevocably and unconditionally, release, waive and discharge the other party, of and from any and all Outstanding R&Os, that such party may now have, has ever had or may hereafter have, against the other party, in accordance with section 3 herein, and shall undertake not to sue the other party, in accordance with section 4 herein.

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The Requirements are:

(a)	The Investor shall file a notice of discontinuance in the New York Action within twenty-four (24) hours of the full execution of this Agreement;

(b)

If the Investor meets his obligation under Section 2(a), the Company shall pay a total of $250,000 (“Settlement Sum”) to the Investor as full and fair consideration for the termination of: (i) all rights and obligations under the Note and the First Settlement Agreement; and (ii) all rights and obligations under the Warrant;

(c)	If the Investor meets his obligation under Section 2(a), the Company shall pay Settlement Sum to the Investor in fifteen (15) business days after the New York Action is fully withdrawn;

(d)

Within twenty-four (24) hours of the Company performing the obligation under Section 2(c), the Investor shall cause its attorney to release to Company a fully executed Release of Security Interests as set forth in Exhibit B; and

(e)

If the Company fails to meet its obligations under Sections 2(b) and 2(c) of this Agreement, other than because the Investor fails to meet his obligation under Section 2(a) and the New York Action is not fully withdrawn, then this Second Settlement Agreement shall be void and the terms and conditions of the First Settlement Agreement shall remain in effect (and the Investor shall have the right to immediately reinstate the New York Action or other proceeding to enforce the Transaction Documents and First Settlement Agreement).

3.	Mutual Release

Upon the execution of this Agreement, the parties and the filing of the notice of discontinuance in the New York Action by the Investor, on behalf of themselves and their respective direct or indirect predecessors, successors, parent companies, divisions, subsidiaries, agents, affiliates, subrogees, insurers, trustees, trusts, administrators, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, and the respective consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, owners of any of the foregoing (collectively, in such capacity, the “Releasors”), in consideration of completion of the items contained in Section 2 above, hereby remise, release, acquit and forever discharge the other party and their agents, transferees, consultants, officers, directors, shareholders, stockholders, owners, employees, legal counsel, successors, assigns, successors in interest of assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, legal representatives, personal representatives and any firm, trust, corporation or partnership (collectively, in such capacity, the “Releasees”), of and from any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments, professional liability actions, and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Parties ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the other Party, from the beginning of time up to and including the date hereof (“Released Claims”). For the avoidance of doubt, any monetary obligations of either party that are a part of the Released Claims shall be deemed fully satisfied under this section. The releases contained in this Agreement shall not operate to release obligations under this Agreement.

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4.	Covenant Not to Initiate Legal Action

Effective upon the execution of this Agreement and the filing of the notice of discontinuance in the New York Action by the Investor, each of the Releasors hereby irrevocably and unconditionally covenant and agree to, (i) refrain from, directly or indirectly, asserting any claim or demand, or commencing or instituting, or causing to be commenced or instituted, or otherwise facilitating, encouraging, any action against each of the Releasees based upon the Released Claims, and (ii) immediately terminate and withdraw any and all such legal actions; and each of the parties shall indemnify and hold harmless the other party for any defense costs incurred in conjunction with any such legal actions, except for the purpose of enforcing its rights under this Agreement, and the terms set out herein.  For the avoidance of doubt, the parties acknowledge that neither this Section 4 nor Section 3 of this Agreement shall prevent either party from bringing Legal Action to enforce its rights under this Second Settlement Agreement including Investor’s right to reinstate the New York Action pursuant to Section 2(d) of this Agreement.

5.	Termination of Note and Warrant

Once the Company pays the Settlement Sum, the Note and the Warrant shall be terminated in full and rendered null and void, and all past, current, or future obligations of the parties under the Note and the Warrant shall be extinguished, except as otherwise expressly set forth in this Agreement. If the Investor holds a physical copy of the Warrant, he shall return the Warrant, which shall be marked as cancelled, to the Company promptly following the payment of the Settlement Sum. The Investor acknowledges and agrees that upon the payment of the Settlement Sum, he shall have no surviving right, title or interest in or to the Note and the Warrant, any shares purchasable thereunder or any other option, warrant, right or interest to acquire any equity of the Company.

6.	Representations and Warranties

(a)	The Company represents and warrants to the Investor as of the date of this Agreement that:

(i)            it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(ii)           it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by it, its Board of Directors or managers or its stockholders or members in connection therewith; and

(iii)          the obligations assumed by it in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms.

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(b)

The Investor represents and warrants to the Company as of the date of this Agreement that the obligations assumed by it in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms. The Investor further represents and warrants to the Company as of the date of this Agreement that no other UCC financing statements have been filed by Investor against the Company or any of its subsidiaries or affiliates.

7.	Counterparts and delivery

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.	Non-Disparagement

After the Investor files a notice of discontinuance in the New York Action, each party shall refrain from making, publishing or communicating to any person or entity or in any public forum any comments or statements (written or oral) that denigrate or disparage, or are detrimental to, the reputation or stature of any other party or any of its employees, directors and officers, and existing and prospective customers, investors, agents and other associated third parties (including Univest and all employees, officers and partners thereof, respectively).  Nothing in this Section 7, however, shall prohibit any party from making truthful statements (i) to the extent necessary with respect to any litigation, arbitration, or mediation involving this Agreement, including the enforcement thereof; (ii) pursuant to a court order, subpoena, or legal process; or (iii) as may be required by applicable law or regulation.

9.	Confession of Judgment

The Company agrees to allow the Investor, and only after the Investor files a notice of discontinuance in the New York Action, upon immediate nonoccurrence of payment of the Settlement Sum to obtain a judgment against the Company without a hearing or any judicial process (the “Confession of Judgment”). The Confession of Judgment may be filed in any jurisdiction permitted under this Agreement. The Company agrees not to oppose, directly or indirectly, the entry of the Confession of Judgment, and not to take any appeal therefrom. A form of the confession of judgment is attached hereto as Exhibit A.

10.	Representation by Counsel.

Each party hereto has relied, or has had the opportunity to rely, upon the advice and representation of counsel selected by them respecting the legal liabilities and obligations of the parties hereto, including, but not limited to, all claims released hereunder, and the parties hereto have been fully advised, or had the opportunity to be fully advised, as to the legal effect thereof by their respective counsel.  The parties hereby represent that they have each entered into this Agreement willingly and voluntarily with full knowledge and understanding of the terms and consequences hereof.

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11.	Effectuation

Each of the parties agrees to execute any and all additional documents necessary to effectuate the intent and purpose of this Agreement.

12.	Governing law

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholder, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company and the Investor have caused this Settlement Agreement to be signed by their duly authorized officers.

NORTHANN CORP.

By:	/s/ Lin Li
Name: Lin Li
Title: CEO

HONGYU WANG

By:	/s/ Hongyu Wang
Name: Hongyu Wang

EXHIBIT A

CONFESSION OF JUDGMENT

[***]

EXHIBIT B

RELEASE OF SECURITY INTERESTS

RELEASE OF SECURITY INTERESTS

THIS RELEASE OF SECURITY INTERESTS, dated as of May __, 2024, (this “Release”) is made by Hongyu Wang (“Investor”), and in favor of Northann, Corp. (a Nevada corporation) with all affiliates and subsidiaries, including, but not limited to Northann Building Solutions LLC (a Delaware corporation), Dotfloor, Inc. (a California corporation), and Northann Distribution Center Inc (a California corporation) (collectively with Northann, Corp., the “Grantors”).

WHEREAS on or about May ---, 2022, the Northann, Corp. and Investor entered into, among other things, a securities agreement, a patent security agreement, and a trademark security agreement (“May 2022 Agreements”);

WHEREAS on or about May 27, 2022, the following UCC financing statements were filed on behalf of Messrs. Hongyu Wang and Sam Yan as secured parties (as listed below, collectively “UCC Financing Statements”):

Jurisdiction	Financing Statement Number	Debtor(s) identified
DE	[Redacted]	• Northann Building Solutions LLC • Dotfloor, Inc. • Northann, Corp. • Northann Distribution Center Inc
NV	[Redacted]	• Northann Building Solutions LLC • Dotfloor, Inc. • Northann, Corp. • Northann Distribution Center Inc
CA	[Redacted]	• Northann Building Solutions LLC • Dotfloor, Inc. • Northann, Corp. • Northann Distribution Center Inc

WHEREAS, the Grantors have requested and the Investor has agreed to provide a document evidencing and effecting the release, relinquishment and discharge of its security interest in and lien on the collateral set forth in the May 2022 Agreements (the “Released Collateral”) and referenced in the UCC Financing Statements.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor does hereby, in each case, without recourse, representation or warranty of any kind whatsoever, (a) terminate the Lien and security interest created under the May 2022 Agreements in the Released Collateral, (b) release its Lien and security interest in the Released Collateral, and (c) discharge any and all rights, title and interest it has in and the security interest granted to the Investor in the Released Collateral.

IN WITNESS WHEREOF, the Investor has caused this Release to be signed.

HONGYU WANG

By:
Name: Hongyu Wang